Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS FIRST QUARTER FISCAL YEAR 2016 RESULTS

First Quarter Fiscal Year 2016 Results (compared with First Quarter Fiscal Year 2015)

•	Adjusted earnings per share of $0.70, up 7.7%; GAAP diluted earnings per share of $0.45

•	Adjusted operating margin of 10.8%; GAAP operating margin of 6.9%

•	Gross new business wins of $914 million; net book-to-bill ratio of 1.19; backlog at $5.4 billion

•	Service revenue of $512.1 million, up 4.1%; constant currency revenue growth of 6.9%

•	Restructuring charge of $14.8 million related to Margin Acceleration Program, with majority of benefits expected to accrue in the second half of Fiscal Year 2016

BOSTON, October 28, 2015 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the first quarter of Fiscal Year 2016, which ended on September 30, 2015.

“PAREXEL’s results for the first quarter were in line with our expectations, and we believe we are on track toward meeting our profitability targets for the Fiscal Year,” said Chairman and Chief Executive Officer Josef H. von Rickenbach. “Our new business wins were strong, and we advanced our Margin Acceleration Program as planned. We made solid progress executing on our financial strategy, including launching a $200 million accelerated share repurchase program in the quarter.”

“In addition to enhancing productivity, we anticipate continued improvement in our labor mix and geographic footprint leverage,” Mr. von Rickenbach said. “Our recent acquisition, QSI, is performing well, and we are committed to completing the Margin Acceleration Program on schedule. We believe the market for our services continues to be attractive, and that PAREXEL is well-positioned to deliver increasingly profitable growth in the quarters ahead.”

First Quarter Fiscal Year 2016 Results
For the three months ended September 30, 2015, PAREXEL’s consolidated service revenue increased by 4.1% to $512.1 million, compared with $491.7 million in the prior year period. A restructuring charge of $14.8 million was recorded in the quarter related to PAREXEL’s ongoing Margin Acceleration Program. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $35.5 million, or 6.9% of service revenue, in the first quarter of Fiscal Year 2016, as compared with $53.6 million, or 10.9% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $24.9 million, or $0.45 per diluted share, compared with $37.1 million, or $0.67 per diluted share, for the quarter ended September 30, 2014. GAAP diluted earnings per share declined 32.8% year-over-year.

The financial results of the September quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. Adjusted operating income in the first quarter of Fiscal Year 2016 was $55.3 million, or 10.8% of service revenue. Adjusted operating income in the first quarter of Fiscal Year 2015 was $52.8 million, or 10.7% of service revenue. Adjusted net income was $39.0 million, or $0.70 per diluted share in the quarter ended September 30, 2015, and was $36.3 million, or $0.65 per diluted share in the quarter ended September 30, 2014. Adjusted diluted earnings per share grew 7.7% year-over-year.

On a segment basis, service revenue for the first quarter of Fiscal Year 2016 was $410.2 million in Clinical Research Services (CRS), $39.3 million in PAREXEL Consulting (PC), and $62.6 million in PAREXEL Informatics (PI). (Please see description later in this release regarding a reclassification that has occurred between segments.)

New Business and Backlog
Backlog at the end of September 2015 was $5.4 billion, an increase of 11.3% year-over-year. The reported backlog included gross new business wins in the first quarter of $914 million, cancellations of $305 million, and a negative impact from foreign currency exchange rates of $0.8 million. The net book-to-bill ratio was 1.19 in the quarter.

Forward-looking Guidance
The Company issued forward-looking guidance for the second quarter of Fiscal Year 2016 (ending December 31, 2015) and updated its guidance for revenue and EPS for Fiscal Year 2016 as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 10/28/15	Guidance Issued 8/05/15
Q2 FY 2016 Revenue	$518 - $528 million	NA
Q2 FY 2016 GAAP EPS	$0.58 - $0.66	NA
Q2 FY 2016 non-GAAP EPS*	$0.66 - $0.74	NA

FY 2016 Revenue	$2.120 - $2.160 billion	$2.160 - $2.210 billion
FY 2016 GAAP EPS	$2.86 - $3.06	$2.79 - $3.15
FY 2016 non-GAAP EPS*	$3.19 - $3.39	$3.02 - $3.38

*Adjusted diluted EPS guidance for second quarter Fiscal Year 2016 and Fiscal Year 2016 excludes anticipated charges related to the Company’s ongoing restructuring program ("Margin Acceleration Program"), as detailed in a table contained within this release.

Reclassification between the PC and CRS segments

Effective July 1, 2015, certain components of the Company’s business segments were reorganized to better align services offered to clients. Specifically, HERON™ and PAREXEL Medical Communications were transferred to the CRS segment to broaden the range of fully integrated services to help clients position their products for market access and ongoing commercial success. These changes resulted in reclassifications to the Company’s historical financials, but had no impact on the Company’s total revenue, expenses, operating income, net income, or balance sheet. The current and historical quarterly numbers shown in the Segment Information financial table contained in this press release reflect these changes. The financial results have also been retroactively revised for prior periods and may be found on the home page of the Investors section of the Company’s website under the “Q1 2016 Quarterly Results” banner. The document is titled “Q1 Financial Results and Trended Information.”

Additional Information
In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to nor a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s first quarter Fiscal Year 2016 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, October 29, 2015 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International first quarter Fiscal Year 2016 earnings conference call.

A presentation of first quarter Fiscal Year 2016 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q1 Financial Results and Trended Information.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 80 locations in 51 countries around the world, and had approximately 18,620 employees in the first quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including expense savings from the $30 - $45 million restructuring charge disclosed in the press release dated June 23, 2015; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of ClinIntel Limited and Quantum Solutions India, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the Securities and Exchange Commission on August 25, 2015, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACT:
Investor Relations, PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended
(in millions, except per share data)	September 30, 2015	September 30, 2014
Service revenue	$512.1	$491.7
Reimbursement revenue	73.1	82.0
Total revenue	585.2	573.7
Costs and expenses:
Direct costs	343.2	318.8
Reimbursable out-of-pocket expenses	73.1	82.0
Selling, general and administrative	94.9	99.0
Depreciation	18.0	16.9
Amortization	5.7	3.5
Restructuring charge (benefit)	14.8	(0.1)
Total costs and expenses	549.7	520.1
Income from operations	35.5	53.6
Other income, net	0.2	1.6
Income before income taxes	35.7	55.2
Provision for income taxes	10.8	18.1
Effective tax rate	30.3%	32.7%
Net income	$24.9	$37.1

Earnings per common share:
Basic	$0.45	$0.68
Diluted	$0.45	$0.67
Shares used in computing earnings per common share:
Basic	55.0	54.7
Diluted	55.9	55.8

Balance Sheet Information
(in millions)	September 30, 2015	September 30, 2014	June 30, 2015
Billed accounts receivable, net	$428.1	$486.9	$460.6
Unbilled accounts receivable, net	284.0	233.1	262.2
Deferred revenue	(411.5)	(476.7)	(414.0)
Net receivables	$300.6	$243.3	$308.8

Cash and cash equivalents	$157.9	$281.4	$207.4
Working capital	$301.7	$392.4	$352.5
Total assets	$1,800.1	$1,818.6	$1,865.0
Short-term borrowings	$12.8	$—	$8.9
Long-term debt	$472.8	$370.0	$348.2
Stockholders' equity	$479.6	$576.3	$665.3

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	September 30, 2015				September 30, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$94.9	$(5.0)	(a)	$89.9	$99.0	$0.7	(a)	$99.7
Restructuring charge (benefit)	$14.8	$(14.8)	(b)	$—	$(0.1)	$0.1	(d)	$—
Income from operations	$35.5	$19.8		$55.3	$53.6	$(0.8)		$52.8
Income before income taxes	$35.7	$19.8		$55.5	$55.2	$(0.8)		$54.4
Provision for income taxes	$10.8	$5.7	(c)	$16.5	$18.1	$—		$18.1
Net income	$24.9	$14.1		$39.0	$37.1	$(0.8)		$36.3
Diluted earnings per common share	$0.45	$0.25		$0.70	$0.67	$(0.02)		$0.65
Effective tax rate	30.3%			29.7%	32.7%			33.3%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Severance and facility costs related to the Margin Acceleration Program
(c) Tax effect on non-GAAP adjustments
(d) Decrease in facility-related charges associated with restructuring plans

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	September 30, 2015	September 30, 2014
Clinical Research Services (CRS)
Service revenue	$410.2	$384.9	(a)
% of total service revenue	80.1%	78.3%
Gross profit	$122.7	$121.8	(a)
Gross margin % of service revenue	29.9%	31.6%

PAREXEL Consulting Services (PC)
Service revenue	$39.3	$41.3	(a)
% of total service revenue	7.7%	8.4%
Gross profit	$19.1	$19.7	(a)
Gross margin % of service revenue	48.6%	47.7%

PAREXEL Informatics (PI)
Service revenue	$62.6	$65.5
% of total service revenue	12.2%	13.3%
Gross profit	$27.1	$31.4
Gross margin % of service revenue	43.3%	48.0%

Total service revenue	$512.1	$491.7
Total gross profit	$168.9	$172.9
Gross margin % of service revenue	33.0%	35.2%

Quarterly Supplemental Financial Data
Service revenue	$512.1	$491.7
Reimbursement revenue	73.1	82.0
Investigator fees	110.5	126.8
Gross revenue	$695.7	$700.5

Days sales outstanding	40	32

Capital expenditures	$30.9	$12.1

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the three months ended September 30, 2015, we disclosed the reportable segment on this basis and the prior period was retroactively revised to reflect this presentation change.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on October 28, 2015
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	December 31, 2015				June 30, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative		$—				$5.0	(c)
Restructuring expense		$6.0	(a)			$20.8	(a)
Income from operations		$6.0				$25.8
Income before income taxes		$6.0				$25.8
Provision for income taxes		$2.0	(b)			$7.7	(b)
Net income		$4.0				$18.1
Diluted earnings per common share	$0.58-$0.66	$0.08		$0.66-$0.74	$2.86-$3.06	$0.33		$3.19-$3.39

(a) Charges related to the Margin Acceleration Program
(b) Tax effect on non-GAAP adjustments
(c) Impact of adjustment for the revaluation of earn-out contingent consideration liability associated with certain acquisitions